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                    AMENDMENT TO EXPENSE LIMITATION AGREEMENT

     AMENDMENT TO EXPENSE LIMITATION AGREEMENT (the "Amendment"), effective as of February 12, 2002, by and between William Blair & Company, L.L.C., an Illinois limited liability company (the "Adviser") and William Blair Funds (the "Trust"), on behalf of the William Blair Small Cap Growth Fund series of the Trust (the "Fund").

     WHEREAS, the Trust and the Adviser have entered into an Expense Limitation Agreement dated September 30, 1999 ("Expense Limitation Agreement");

     WHEREAS, the Trust and the Adviser desire to change the Operating Expense Limit from 1.33% to 1.30% for the period May 1, 2002 to April 30, 2003;

     NOW THEREFORE, the parties hereto agree that Section 1.2 of the Expense Limitation Agreement is hereby amended and restated to read as follows:

     "2.  OPERATING EXPENSE LIMIT.

          The Operating Expense Limit in any year (except for the period May 1, 2002 to April 30, 2003, during which it shall be 1.30%) with respect to the Fund shall be 1.35% (annualized) of the average daily net assets of the Fund for its Class I shares. For the Fund's Class A, B, C and N shares, the Operating Expense Limit shall be 1.35% (except for the period May 1, 2002 to April 30, 2003, during which it shall be 1.30%) plus any shareholder/distribution service fees under Rule 12b-1 and/or shareholder service fees as described in the then current registration statement offering shares of the Fund."

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                              WILLIAM BLAIR FUNDS



                                              By: /s/ Marco Hanig
                                                 -------------------------------
                                                 Name:  Marco Hanig
                                                 Title: President

                                              WILLIAM BLAIR & COMPANY, L.L.C.



                                              By: /s/ Timothy L. Burke
                                                 -------------------------------
                                                 Name:  Timothy L. Burke
                                                 Title: Principal